Exhibit 99.1

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2012 RESULTS

Highlights:

•	Company achieved or exceeded the high end of its previous guidance on revenue, non-GAAP operating margin and cash flow as follows:

	Full-year 2012 Guidance	Full-year 2012 Actual
Revenue	$10.1 to $10.2 billion	$10.2 billion
Non-GAAP Operating margin	7.2% to 7.3%	7.3%
Free Cash Flow(1)	Approximately $450 million	$486.0 million

(1)	Defined as Operating Cash Flow less Capital Expenditures

•	Company reduced total debt by $221.9 million in 2012, ending the year with gross leverage of 2.8x

Fourth-quarter summary:

•	Fourth-quarter 2012 revenue of $2.7 billion declined 2.2% from the fourth quarter of 2011
•

Fourth-quarter 2012 GAAP loss per diluted share of $4.70, compared to GAAP loss per diluted share of $1.78 in 2011; GAAP results include non-cash impairment charges of $1.0 billion, or $5.04 per diluted share, in the fourth quarter of 2012 and $488.5 million, or $2.25 per diluted share, in the fourth quarter of 2011

•	Fourth-quarter 2012 non-GAAP earnings per diluted share of $0.43, compared to non-GAAP earnings per diluted share of $0.46 in the fourth quarter of 2011

Full-year summary:

•	Full-year 2012 revenue of $10.2 billion declined 3.7% from 2011
•

Full-year 2012 GAAP loss per diluted share of $3.61, compared to GAAP loss per diluted share of $0.63 in 2011; GAAP results include non-cash impairment charges of $1.0 billion, or $5.11 per diluted share, in 2012 and $531.5 million, or $2.26 per diluted share, in 2011

•	Full-year 2012 non-GAAP earnings per diluted share of $1.86, compared to non-GAAP earnings per diluted share of $1.82 in 2011

CHICAGO, February 26, 2013 – R.R. Donnelley & Sons Company (NASDAQ: RRD) today reported a 2012 fourth-quarter net loss attributable to common shareholders of $849.0 million, or $4.70 per diluted share, on net sales of $2.7 billion compared to a net loss of $326.7 million, or $1.78 per diluted share, on net sales of $2.7 billion in the fourth quarter of 2011. The fourth-quarter net loss attributable to common shareholders included pre-tax net charges, primarily related to non-cash impairment, totaling $1.0 billion in 2012 and $483.9 million in 2011. The non-cash impairment charges followed our annual impairment test of indefinite-lived assets. Additional details regarding the nature of these and other items are included in the attached schedules.

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2012 RESULTS

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP net earnings attributable to common shareholders totaled $78.1 million, or $0.43 per diluted share, in the fourth quarter of 2012 compared to $85.2 million, or $0.46 per diluted share, in the fourth quarter of 2011. Fourth-quarter non-GAAP net earnings attributable to common shareholders exclude impairment and restructuring charges, gains on pension curtailment, losses on debt extinguishment, acquisition-related expenses and certain income tax adjustments in both years, as well as contingent compensation on a prior acquisition in the fourth quarter of 2011. For non-GAAP comparison purposes, the effective tax rate increased to 33.0% in the fourth quarter of 2012 from 18.8% in the fourth quarter of 2011, primarily due to certain state tax matters in the fourth quarter of 2011. A reconciliation of GAAP net earnings attributable to common shareholders to non-GAAP net earnings attributable to common shareholders is presented in the attached schedules.

“Following the challenging conditions we have faced for the last several quarters, we are pleased with the improvement in revenue and margin trends we achieved in the fourth quarter. Full-year results for revenue, non-GAAP operating margin and free cash flow were at or above the high end of our guidance,” said Thomas J. Quinlan III, RR Donnelley’s President and Chief Executive Officer. “Further, we reduced our total debt by more than $220 million during 2012, ending the year with gross leverage of 2.8x.”

Quinlan continued, “We are also encouraged by the results we’ve seen in 2013 thus far, and expect another year of strong free cash flow, in the range of $400 million to $500 million. We expect to continue to reduce our leverage, and are revising our targeted gross leverage on a long-term sustainable basis to be in the range of 2.25x to 2.75x, down from the previous range of 2.5x to 3.0x.”

Business Review

The Company reports its results in two reportable segments: 1) U.S. Print and Related Services and 2) International. The Company reports as Corporate its unallocated expenses associated with general and administrative activities.

Summary

Net sales in the quarter were $2.7 billion, down $61.2 million, or 2.2%, from the fourth quarter of 2011 due to volume declines, price erosion and a 50 basis point unfavorable impact of lower pass-through paper sales. Gross margin of 22.0% in the fourth quarter of 2012 declined from 22.9% in the fourth quarter of 2011 as a smaller gain on pension curtailment in 2012 ($28.9 million less than in 2011), pricing pressure and unfavorable pricing on by-products more than offset a favorable product mix and productivity improvements. SG&A expense as a percent of net sales in the fourth quarter of 2012 improved to 10.9% from 11.1% in the fourth quarter of 2011, primarily due to contingent compensation on a prior acquisition incurred in the fourth quarter of 2011. The operating loss in the fourth quarter of 2012 of $841.8 million, which was impacted by impairment and restructuring charges, the pension curtailment gain and acquisition-related expenses totaling $1.0 billion, compared to an operating loss in the fourth quarter of 2011 of $317.1 million, which included impairment and restructuring charges, a pension curtailment gain, the contingent compensation and acquisition-related expenses totaling $483.9 million.

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2012 RESULTS

Non-GAAP adjusted EBITDA was $292.2 million in the fourth quarter of 2012 compared to $296.7 million in the fourth quarter of 2011. Adjusted EBITDA margin in the fourth quarter of 2012 was 11.0%, 10 basis points higher than in the fourth quarter of 2011 as lower pension expense and productivity improvements more than offset continued pricing pressure and unfavorable pricing on by-products. Non-GAAP operating income increased $8.7 million to $175.5 million in the fourth quarter of 2012, and non-GAAP operating margin improved 50 basis points, from 6.1% in the fourth quarter of 2011 to 6.6% in the fourth quarter of 2012 due to the improved adjusted EBITDA margin and lower depreciation and amortization.

Segments

Net sales for the U.S. Print and Related Services segment in the fourth quarter of 2012 decreased 3.7% from the fourth quarter of 2011 to $1.9 billion due to volume declines across certain product offerings, lower pass-through paper sales of $23.4 million, or 110 basis points, and continued pricing pressure across the segment. The segment’s operating loss of $760.4 million in the fourth quarter of 2012, which was negatively impacted by charges for impairment and restructuring of $943.5 million, compared to an operating loss in the fourth quarter of 2011 of $211.1 million, which included charges for impairment and restructuring and the contingent compensation of a prior acquisition totaling $389.0 million. The segment’s non-GAAP operating margin of 9.5% in the fourth quarter of 2012 improved by 60 basis points from the fourth quarter of 2011, as productivity improvements and lower depreciation and amortization were partially offset by pricing pressure and volume declines.

Net sales for the International segment of $729.3 million increased $13.6 million, or 1.9%, from the fourth quarter of 2011, inclusive of a 150 basis point favorable impact from increased pass-through paper sales and changes in foreign exchange rates. The balance of the change in net sales was driven by volume increases in Asia and Latin America. The segment’s operating loss of $21.0 million in the fourth quarter of 2012, which was impacted by charges for impairment and restructuring of $75.9 million as well as a $3.7 million gain on pension curtailment, compared to an operating loss of $89.0 million in the fourth quarter of 2011, which included charges for impairment and restructuring of $133.4 million. The segment’s non-GAAP operating margin improved to 7.0% in the fourth quarter of 2012 from 6.2% in the fourth quarter of 2011 as higher volume and a favorable product mix were partially offset by pricing pressure and wage and other inflationary increases in certain countries.

Unallocated Corporate operating expenses increased to $60.4 million in the fourth quarter of 2012 as compared to $17.0 million in the fourth quarter of 2011. Excluding net charges for restructuring and impairment and acquisition-related expenses totaling $1.6 million in the fourth quarter of 2012 and the gain on pension curtailment of $38.7 million and acquisition-related expenses of $0.2 million in the fourth quarter of 2011, unallocated Corporate operating expenses increased $3.3 million to $58.8 million in the fourth quarter of 2012. Higher benefits-related expense and increased spending on information technology initiatives were only partially offset by lower pension expense.

Conference Call

RR Donnelley will host a conference call and simultaneous webcast to discuss its fourth-quarter and full-year results today, Tuesday, February 26, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live webcast will be accessible on RR Donnelley’s web site: www.rrdonnelley.com. Individuals wishing to participate can join the conference call by dialing 847.413.9014, confirmation number 34214491. A webcast replay will be archived on the Company’s web site for 30 days after the call. In addition, a telephonic replay of the call will be available for seven days at 630.652.3042, passcode 9850121#.

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2012 RESULTS

About RR Donnelley

RR Donnelley (NASDAQ: RRD) is a global provider of integrated communications. The Company works collaboratively with more than 60,000 customers worldwide to develop custom communications solutions that reduce costs, drive top-line growth, enhance ROI and ensure compliance. Drawing on a range of proprietary and commercially available digital and conventional technologies deployed across four continents, the Company employs a suite of leading Internet-based capabilities and other resources to provide premedia, printing, logistics and business process outsourcing services to clients in virtually every private and public sector.

For more information, and for RR Donnelley’s Corporate Social Responsibility Report, visit the company’s web site at http://www.rrdonnelley.com.

Contact Information
Media:	Investors:
Doug Fitzgerald	Dave Gardella
EVP, Communications	SVP, Investor Relations
630.322.6830	312.326.8155
doug.fitzgerald@rrd.com	david.a.gardella@rrd.com

Use of Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events. The factors that could cause material differences in the expected results of RR Donnelley include, without limitation, the following: the successful execution and integration of acquisitions and the performance of the Company’s businesses following acquisitions; the ability to implement comprehensive plans for the integration of sales forces, cost containment, asset rationalization and other key strategies; competitive pressures in all markets in which the Company operates; the volatility and disruption of the capital and credit markets, and adverse changes in the global economy; the Company’s ability to access debt and the capital markets and the reliability of the participants to the Company’s lending and insurance agreements; factors that affect customer demand, including changes in postal rates and postal regulations, changes in the capital markets, changes in advertising markets, the rate of migration from paper-based forms to digital format, customers’ budgetary constraints and customers’ changes in short-range and long-range plans; customers’ financial strength; shortages or changes in availability, or increases in costs of, key materials (such as ink, paper and fuel); and other risks and uncertainties described in RR Donnelley’s periodic filings with the Securities and Exchange Commission (SEC). Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley’s filings with the SEC.

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2012 RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Balance Sheets

As of December 31, 2012 and December 31, 2011

(UNAUDITED)

(in millions, except per share data)

	December 31, 2012	December 31, 2011
Assets
Cash and cash equivalents	$430.7	$449.7
Receivables, less allowance for doubtful accounts	1,878.8	1,844.2
Inventories	510.2	510.9
Prepaid expenses and other current assets	157.7	163.8

Total Current Assets	2,977.4	2,968.6

Property, plant and equipment - net	1,616.6	1,854.6
Goodwill	1,436.4	2,222.1
Other intangible assets - net	382.9	590.3
Deferred income taxes	445.1	273.8
Other noncurrent assets	404.3	372.3

Total Assets	$7,262.7	$8,281.7

Liabilities
Accounts payable	$1,210.3	$1,063.3
Accrued liabilities	825.2	817.0
Short-term and current portion of long-term debt	18.4	243.7

Total Current Liabilities	2,053.9	2,124.0

Long-term debt	3,420.2	3,416.8
Pension liabilities	1,150.5	1,076.3
Postretirement benefits	241.7	227.3
Other noncurrent liabilities	327.7	375.1

Total Liabilities	7,194.0	7,219.5

Equity
Common stock, $1.25 par value	303.7	303.7
Authorized shares: 500.0
Issued shares: 243.0 in 2012 and 2011
Additional paid-in capital	2,839.4	2,888.7
Retained earnings (accumulated deficit)	(496.1)	342.4
Accumulated other comprehensive loss	(1,029.2)	(863.3)
Treasury stock, at cost, 62.6 shares in 2012 (2011 - 64.5 shares)	(1,565.0)	(1,628.8)

Total RR Donnelley shareholders’ equity	52.8	1,042.7
Noncontrolling interests	15.9	19.5

Total Equity	68.7	1,062.2

Total Liabilities and Equity	$7,262.7	$8,281.7

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2012 RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Operations

For the Three and Twelve Months Ended December 31, 2012 and 2011

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended December 31,						For the Twelve Months Ended December 31,
	2 0 1 2 GAAP	ADJUSTMENTS TO NON-GAAP	2 0 1 2 NON-GAAP	2 0 11 GAAP	ADJUSTMENTS TO NON-GAAP	2 0 1 1 NON-GAAP	2 0 1 2 GAAP	ADJUSTMENTS TO NON-GAAP	2 0 1 2 NON-GAAP	2 0 11 GAAP	ADJUSTMENTS TO NON-GAAP	2 0 1 1 NON-GAAP
Products	$2,277.7	$—	$2,277.7	$2,386.9	$—	$2,386.9	$8,835.1	$—	$8,835.1	$9,375.1	$—	$9,375.1
Services	381.9	—	381.9	333.9	—	333.9	1,386.8	—	1,386.8	1,235.9	—	1,235.9

Total net sales	2,659.6	—	2,659.6	2,720.8	—	2,720.8	10,221.9	—	10,221.9	10,611.0	—	10,611.0

Products cost of sales (exclusive of depreciation and amortization)	1,789.8	2.8	1,792.6	1,850.8	28.2	1,879.0	6,874.2	2.8	6,877.0	7,185.2	28.2	7,213.4
Services cost of sales (exclusive of depreciation and amortization)	284.5	0.1	284.6	246.9	3.6	250.5	1,014.8	0.1	1,014.9	906.6	3.6	910.2
Selling, general and administrative expenses (exclusive of depreciation and amortization)	289.8	0.4	290.2	303.2	(8.6)	294.6	1,102.6	(1.7)	1,100.9	1,236.3	(10.6)	1,225.7
Restructuring and impairment charges - net	1,020.6	(1,020.6)	—	507.1	(507.1)	—	1,118.5	(1,118.5)	—	667.8	(667.8)	—
Depreciation and amortization	116.7	—	116.7	129.9	—	129.9	481.6	—	481.6	549.9	—	549.9

Total operating expenses	3,501.4	(1,017.3)	2,484.1	3,037.9	(483.9)	2,554.0	10,591.7	(1,117.3)	9,474.4	10,545.8	(646.6)	9,899.2

Income (loss) from operations	(841.8)	1,017.3	175.5	(317.1)	483.9	166.8	(369.8)	1,117.3	747.5	65.2	646.6	711.8

Interest expense - net	63.8	—	63.8	61.2	—	61.2	251.8	—	251.8	243.3	—	243.3
Investment and other expense (income) - net	(0.9)	—	(0.9)	0.5	—	0.5	2.3	(4.1)	(1.8)	(10.6)	9.8	(0.8)
Loss on debt extinguishment	4.0	(4.0)	—	—	—	—	16.1	(16.1)	—	69.9	(69.9)	—

Earnings (loss) before income taxes	(908.7)	1,021.3	112.6	(378.8)	483.9	105.1	(640.0)	1,137.5	497.5	(237.4)	706.7	469.3

Income tax expense (benefit)	(57.0)	94.2	37.2	(52.2)	72.0	19.8	13.6	147.8	161.4	(116.3)	226.7	110.4

Net earnings (loss)	(851.7)	927.1	75.4	(326.6)	411.9	85.3	(653.6)	989.7	336.1	(121.1)	480.0	358.9

Less: Income (loss) attributable to noncontrolling interests	(2.7)	—	(2.7)	0.1	—	0.1	(2.2)	—	(2.2)	1.5	—	1.5

Net earnings (loss) attributable to RR Donnelley common shareholders	$(849.0)	$927.1	$78.1	$(326.7)	$411.9	$85.2	$(651.4)	$989.7	$338.3	$(122.6)	$480.0	$357.4

Earnings (loss) per share attributable to RR Donnelley common shareholders:
Basic net earnings (loss) per share	$(4.70)		$0.43	$(1.78)		$0.46	$(3.61)		$1.88	$(0.63)		$1.84
Diluted net earnings (loss) per share	$(4.70)		$0.43	$(1.78)		$0.46	$(3.61)		$1.86	$(0.63)		$1.82
Weighted average common shares outstanding:
Basic	180.8		180.8	183.6		183.6	180.4		180.4	193.8		193.8
Diluted	180.8	1.8	182.6	183.6	3.0	186.6	180.4	1.8	182.2	193.8	2.6	196.4

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2012 RESULTS

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

For the Three Months Ended December 31, 2012 and 2011

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended December 31, 2012				For the Three Months Ended December 31, 2011
	Income (loss) from operations	Operating margin	Net earnings (loss) attributable to common shareholders	Net earnings (loss) attributable to common shareholders per diluted share	Income (loss) from operations	Operating margin	Net earnings (loss) attributable to common shareholders	Net earnings (loss) attributable to common shareholders per diluted share
GAAP basis measures	$(841.8)	(31.7%)	$(849.0)	$(4.70)	$(317.1)	(11.7%)	$(326.7)	$(1.78)

Non-GAAP adjustments:
Impairment charges - net (1)	1,007.4	37.9%	909.4	5.04	488.5	18.0%	413.0	2.25
Restructuring charges - net (2)	13.2	0.5%	7.3	0.04	18.6	0.6%	11.0	0.06
Acquisition-related expenses (3)	0.4	0.0%	0.2	0.00	0.2	0.0%	0.9	0.00
Loss on debt extinguishment (4)	—	—	2.7	0.01	—	—	(1.0)	(0.01)
Gain on pension curtailment (5)	(3.7)	(0.1%)	(2.8)	(0.02)	(38.7)	(1.4%)	(24.3)	(0.13)
Acquisition contingent compensation (6)	—	—	—	—	15.3	0.6%	9.7	0.05
Income tax adjustments (7)	—	—	10.3	0.06	—	—	2.6	0.02

Total Non-GAAP adjustments	1,017.3	38.3%	927.1	5.13	483.9	17.8%	411.9	2.24

Non-GAAP measures	$175.5	6.6%	$78.1	$0.43	$166.8	6.1%	$85.2	$0.46

(1)	Impairment charges - net (pre-tax): Operating results for the three months ended December 31, 2012 and 2011 were affected by the following impairment charges:

	2012	2011
Total goodwill impairment charges (a)	$848.4	$392.3
Total intangible asset impairment charges (b)	158.0	90.7

Total goodwill and intangible asset impairment charges	1,006.4	483.0
Other long-lived asset impairment	1.0	5.5

Total impairment charges - net	$1,007.4	$488.5

(a)	Non-cash charges related to the impairment of goodwill of $461.7 million, $318.7 million and $68.0 million in the magazines, catalogs and retail inserts, books and directories and Europe reporting units, respectively, for the three months ended December 31, 2012. Goodwill impairment charges for the three months ended December 31, 2011 were $170.4 million, $99.9 million, $62.2 million and $59.8 million in the commercial, forms and labels, Canada and Latin America reporting units, respectively.
(b)	Non-cash charges related to the impairment of acquired customer relationships of $158.0 million in the books and directories, magazines, catalogs and retail inserts and Latin America reporting units for the three months ended December 31, 2012. During the three months ended December 31, 2011, non-cash charges of $90.7 million were recorded primarily related to the impairment of acquired customer relationship intangible assets in the forms and labels reporting unit within the U.S. Print and Related Services segment.
(2)	Restructuring charges - net (pre-tax): Operating results for the three months ended December 31, 2012 and 2011 were affected by the following restructuring charges:

	2012	2011
Employee termination costs (a)	$8.5	$8.5
Other charges (b)	4.7	10.1

Total restructuring charges - net	$13.2	$18.6

(a)	For the three months ended December 31, 2012 and 2011, employee termination costs resulted from the reorganization of certain operations. There were no facility closures during the three months ended December 31, 2012 and 2011.
(b)	Includes lease termination and other facility costs.
(3)	Acquisition-related expenses: Legal, accounting and other expenses associated with acquisitions completed or contemplated.
(4)	Loss on debt extinguishment: Pre-tax loss of $4.0 million ($2.7 million after-tax) was recognized for the three months ended December 31, 2012 related to the termination of the Previous Credit Agreement, as defined herein.
(5)	Gain on pension curtailment: Pre-tax gain of $3.7 million ($2.8 million after-tax) was recognized for the three months ended December 31, 2012, related to the remeasurement of the U.K. pension plan’s assets and obligations required with the announced freeze on further benefit accruals. For the three months ended December 31, 2011, a pre-tax gain of $38.7 million ($24.3 million after-tax) was recognized related to the remeasurement of the plans’ assets and obligations that was required with the announced freeze on further benefit accruals under all of the Company’s U.S. pension plans.
(6)	Acquisition contingent compensation: Pre-tax expense of $15.3 million ($9.7 million after-tax) was recognized related to contingent compensation earned by prior owners, based on achieving certain volume milestones for the business following its acquisition by the Company.
(7)	Income tax adjustments: Recognition of a $22.4 million benefit related to the decline in value and reorganization of certain entities within the International segment, partially offset by a valuation allowance provision of $32.7 million on certain deferred tax assets in Latin America for the three months ended December 31, 2012.

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2012 RESULTS

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

For the Twelve Months Ended December 31, 2012 and 2011

(UNAUDITED)

(in millions, except per share data)

	For the Twelve Months Ended December 31, 2012				For the Twelve Months Ended December 31, 2011
	Income (loss) from operations	Operating margin	Net earnings (loss) attributable to common shareholders	Net earnings (loss) attributable to common shareholders per diluted share	Income from operations	Operating margin	Net earnings (loss) attributable to common shareholders	Net earnings (loss) attributable to common shareholders per diluted share
GAAP basis measures	$(369.8)	(3.6%)	$(651.4)	$(3.61)	$65.2	0.6%	$(122.6)	$(0.63)
Non-GAAP adjustments:
Impairment charges - net (1)	1,026.6	10.0%	922.2	5.11	531.5	5.0%	442.1	2.26
Restructuring charges - net (2)	91.9	0.9%	59.7	0.33	136.3	1.3%	90.7	0.46
Acquisition-related expenses (3)	2.5	0.0%	2.2	0.01	2.2	0.0%	2.0	0.01
Net (gain) loss on investments (4)	—	—	2.6	0.01	—	—	(9.5)	(0.05)
Loss on debt extinguishment (5)	—	—	10.6	0.06	—	—	44.1	0.22
Gain on pension curtailment (6)	(3.7)	0.0%	(2.8)	(0.02)	(38.7)	(0.3%)	(24.3)	(0.12)
Acquisition contingent compensation (7)	—	—	—	—	15.3	0.1%	9.7	0.05
Income tax adjustments (8)	—	—	(4.8)	(0.03)	—	—	(74.8)	(0.38)

Total Non-GAAP adjustments	1,117.3	10.9%	989.7	5.47	646.6	6.1%	480.0	2.45

Non-GAAP measures	$747.5	7.3%	$338.3	$1.86	$711.8	6.7%	$357.4	$1.82

(1)	Impairment charges - net (pre-tax): Operating results for the year ended December 31, 2012 and 2011 were affected by the following impairment charges:

	2012	2011
Total goodwill impairment charges (a)	$848.4	$392.3
Total intangible asset impairment charges (b)	158.0	90.7

Total goodwill and intangible asset impairment charges	1,006.4	483.0
Other long-lived asset impairment	20.2	48.5

Total impairment charges - net	$1,026.6	$531.5

(a)	Non-cash charges related to the impairment of goodwill of $461.7 million, $318.7 million and $68.0 million in the magazines, catalogs and retail inserts, books and directories and Europe reporting units, respectively, for the year ended December 31, 2012. Goodwill impairment charges for the year ended December 31, 2011 were $170.4 million, $99.9 million, $62.2 million and $59.8 million in the commercial, forms and labels, Canada and Latin America reporting units, respectively.
(b)	Non-cash charges related to the impairment of acquired customer relationships of $158.0 million in the books and directories, magazines, catalogs and retail inserts and Latin America reporting units for the year ended December 31, 2012. During the year ended December 31, 2011, non-cash charges of $90.7 million were recorded primarily related to the impairment of acquired customer relationship intangible assets in the forms and labels reporting unit within the U.S. Print and Related Services segment.
(2)	Restructuring charges - net (pre-tax): Operating results for the year ended December 31, 2012 and 2011 were affected by the following restructuring charges:

	2012	2011
Employee termination costs (a)	$66.6	$76.7
Other charges (b)	25.3	59.6

Total restructuring charges - net	$91.9	$136.3

(a)	For the year ended December 31 2012, employee termination costs resulted from the reorganization of sales and administrative functions across all segments, the closing of five manufacturing facilities within the U.S. Print and Related Services segment and one manufacturing facility within the International segment and the reorganization of certain operations. For the year ended December 31, 2011, employee termination costs resulted from the closing of five manufacturing facilities within the U.S. Print and Related Services segment and headcount reductions due to the Bowne acquisition.
(b)	Includes lease termination and other facility costs. In addition, 2011 includes multi-employer pension plan complete or partial withdrawal charges primarily attributable to the closing of three manufacturing facilities in the U.S. Print and Related Services segment.
(3)	Acquisition-related expenses: Legal, accounting and other expenses associated with acquisitions completed or contemplated.
(4)	Net (gain) loss on investments: Pre-tax impairment loss on an equity investment of $4.1 million ($2.6 million after-tax) was recognized for the year ended December 31, 2012. For the year ended December 31, 2011, a pre-tax gain of $9.8 million ($9.5 million after-tax) resulted from the acquisition of Helium, in which the Company previously held an equity investment. The pre-tax gain is net of the Company’s portion of the transaction costs incurred by Helium as a result of the acquisition.
(5)	Loss on debt extinguishment: For the year ended December 31, 2012, included a pre-tax loss of $16.1 million ($10.6 million after-tax) due to the repurchase of $341.8 million of 4.95% senior notes due April 1, 2014 and $100.0 million of 5.50% senior notes due May 15, 2015 as well as the termination of the Previous Credit Agreement. For the year ended December 31, 2011, a pre-tax loss of $69.9 million ($44.1 million after-tax) was recognized on the repurchase of $427.8 million of senior notes due February 1, 2019, January 15, 2017 and May 15, 2015.
(6)	Gain on pension curtailment: Pre-tax gain of $3.7 million ($2.8 million after-tax) was recognized for the year ended December 31, 2012, related to the remeasurement of the U.K. pension plan’s assets and obligations required with the announced freeze on further benefit accruals. For the year ended December 31, 2011, a pre-tax gain of $38.7 million ($24.3 million after-tax) was recognized related to the remeasurement of the plans’ assets and obligations that was required with the announced freeze on further benefit accruals under all of the Company’s U.S. pension plans.
(7)	Acquisition contingent compensation: Pre-tax expense of $15.3 million ($9.7 million after-tax) was recognized related to contingent compensation earned by prior owners, based on achieving certain volume milestones for the business following its acquisition by the Company.
(8)	Income tax adjustments: Recognition of $26.1 million of previously unrecognized tax benefits due to the resolution of certain U.S. federal uncertain tax positions and a $22.4 million benefit related to the decline in value and reorganization of certain entities within the International segment, partially offset by a valuation allowance provision of $32.7 million on certain deferred tax assets in Latin America and an $11.0 million provision related to certain foreign earnings no longer considered to be permanently reinvested for the year ended December 31, 2012. For the year ended December 31, 2011, an income tax benefit of $74.8 million was recognized related to the recognition of previously unrecognized tax benefits due to the expiration of U.S. federal statutes of limitation for certain years.

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2012 RESULTS

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the Three Months Ended December 31, 2012 and 2011

(UNAUDITED)

(in millions)

	U.S. Print and Related Services	International	Corporate	Consolidated
For the Three Months Ended December 31, 2012
Net sales	$1,930.3	$729.3	$—	$2,659.6
Operating expense	2,690.7	750.3	60.4	3,501.4

Loss from operations	(760.4)	(21.0)	(60.4)	(841.8)
Operating margin %	(39.4%)	(2.9%)	nm	(31.7%)

Non-GAAP Adjustments
Impairment charges - net	934.8	73.0	(0.4)	1,007.4
Restructuring charges - net	8.7	2.9	1.6	13.2
Acquisition-related expenses	—	—	0.4	0.4
Gain on pension curtailment	—	(3.7)	—	(3.7)

Total Non-GAAP adjustments	943.5	72.2	1.6	1,017.3

Non-GAAP income (loss) from operations	$183.1	$51.2	$(58.8)	$175.5
Non-GAAP operating margin %	9.5%	7.0%	nm	6.6%

Depreciation and amortization	77.1	27.4	12.2	116.7
Capital expenditures	19.5	12.5	14.0	46.0

For the Three Months Ended December 31, 2011
Net sales	$2,005.1	$715.7	$—	$2,720.8
Operating expense	2,216.2	804.7	17.0	3,037.9

Loss from operations	(211.1)	(89.0)	(17.0)	(317.1)
Operating margin %	(10.5%)	(12.4%)	nm	(11.7%)

Non-GAAP Adjustments
Impairment charges - net	362.7	124.8	1.0	488.5
Restructuring charges - net	11.0	8.6	(1.0)	18.6
Acquisition-related expenses	—	—	0.2	0.2
Gain on pension curtailment	—	—	(38.7)	(38.7)
Acquisition contingent compensation	15.3	—	—	15.3

Total Non-GAAP adjustments	389.0	133.4	(38.5)	483.9

Non-GAAP income (loss) from operations	$177.9	$44.4	$(55.5)	$166.8
Non-GAAP operating margin %	8.9%	6.2%	nm	6.1%

Depreciation and amortization	94.1	27.6	8.2	129.9
Capital expenditures	20.9	17.8	18.4	57.1

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2012 RESULTS

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the Twelve Months Ended December 31, 2012 and 2011

(UNAUDITED)

(in millions)

	U.S. Print and Related Services	International	Corporate	Consolidated
For the Twelve Months Ended December 31, 2012
Net sales	$7,511.1	$2,710.8	$—	$10,221.9
Operating expense	7,787.9	2,631.7	172.1	10,591.7

Income (loss) from operations	(276.8)	79.1	(172.1)	(369.8)
Operating margin %	(3.7%)	2.9%	nm	(3.6%)

Non-GAAP Adjustments
Impairment charges - net	951.4	74.0	1.2	1,026.6
Restructuring charges - net	67.3	15.2	9.4	91.9
Acquisition-related expenses	—	—	2.5	2.5
Gain on pension curtailment	—	(3.7)	—	(3.7)

Total Non-GAAP adjustments	1,018.7	85.5	13.1	1,117.3

Non-GAAP income (loss) from operations	$741.9	$164.6	$(159.0)	$747.5
Non-GAAP operating margin %	9.9%	6.1%	nm	7.3%

Depreciation and amortization	329.3	108.5	43.8	481.6
Capital expenditures	96.9	43.0	66.0	205.9

For the Twelve Months Ended December 31, 2011
Net sales	$7,846.5	$2,764.5	$—	$10,611.0
Operating expense	7,613.6	2,729.1	203.1	10,545.8

Income (loss) from operations	232.9	35.4	(203.1)	65.2
Operating margin %	3.0%	1.3%	nm	0.6%

Non-GAAP Adjustments
Impairment charges - net	403.4	125.8	2.3	531.5
Restructuring charges - net	101.7	31.2	3.4	136.3
Acquisition-related expenses	—	—	2.2	2.2
Gain on pension curtailment	—	—	(38.7)	(38.7)
Acquisition contingent compensation	15.3	—	—	15.3

Total Non-GAAP adjustments	520.4	157.0	(30.8)	646.6

Non-GAAP income (loss) from operations	$753.3	$192.4	$(233.9)	$711.8
Non-GAAP operating margin %	9.6%	7.0%	nm	6.7%

Depreciation and amortization	389.2	120.2	40.5	549.9
Capital expenditures	104.7	90.6	55.6	250.9

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2012 RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Cash Flows

For the Twelve Months Ended December 31, 2012 and 2011

(UNAUDITED)

(in millions)

	2012	2011
Operating Activities
Net loss	$(653.6)	$(121.1)
Adjustment to reconcile net loss to net cash provided by operating activities	1,475.1	1,002.3
Changes in operating assets and liabilities	19.1	119.7
Pension and postretirement benefits contributions	(148.7)	(54.6)

Net cash provided by operating activities	$691.9	$946.3

Capital expenditures	(205.9)	(250.9)
All other cash used in investing activities	(78.9)	(124.5)

Net cash used in investing activities	$(284.8)	$(375.4)

Net cash used in financing activities	$(438.0)	$(651.0)

Effect of exchange rate on cash and cash equivalents	11.9	10.7

Net decrease in cash and cash equivalents	$(19.0)	$(69.4)

Cash and cash equivalents at beginning of period	449.7	519.1

Cash and cash equivalents at end of period	$430.7	$449.7

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2012 RESULTS

R.R. Donnelley & Sons Company

Reconciliation of Reported to Pro Forma Net Sales

For the Three Months Ended December 31, 2012 and 2011

(UNAUDITED)

(in millions)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
For the Three Months Ended December 31, 2012
U.S. Print and Related Services	$1,930.3	$45.8	$1,976.1
International	729.3	—	729.3

Consolidated	$2,659.6	$45.8	$2,705.4

For the Three Months Ended December 31, 2011
U.S. Print and Related Services	$2,005.1	$54.2	$2,059.3
International	715.7	—	715.7

Consolidated	$2,720.8	$54.2	$2,775.0

Net sales change
U.S. Print and Related Services	(3.7%)		(4.0%)
International	1.9%		1.9%
Consolidated	(2.2%)		(2.5%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates
U.S. Print and Related Services	—%		—%
International	0.3%		0.3%
Consolidated	0.1%		0.1%

Approximate year-over-year impact of changes in pass-through paper sales
U.S. Print and Related Services	(1.1%)		(1.1%)
International	1.2%		1.2%
Consolidated	(0.5%)		(0.5%)

Net sales change, excluding impact of changes in FX rates and pass-through paper sales
U.S. Print and Related Services	(2.6%)		(2.9%)
International	0.4%		0.4%
Consolidated	(1.8%)		(2.1%)

The reported results of the Company include the results of acquired businesses from the acquisition date forward. The Company has provided this schedule to reconcile reported net sales for the three months ended December 31, 2012 and 2011 to pro forma net sales as if the acquisitions took place as of January 1 of the year prior to acquisition.

For the three months ended December 31, 2012, the adjustment for net sales of acquired businesses reflects the net sales of Meisel Photographic Corporation (acquired December 17, 2012) and Presort Solutions (acquired December 28, 2012).

For the three months ended December 31, 2011, the adjustment for net sales of acquired businesses reflects the net sales of StratusGroup, Inc. (acquired November 21, 2011), EDGAR Online (acquired August 14, 2012), Express Postal Options International (acquired September 6, 2012), Meisel Photographic Corporation (acquired December 17, 2012) and Presort Solutions (acquired December 28, 2012) .

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2012 RESULTS

R.R. Donnelley & Sons Company

Reconciliation of Reported to Pro Forma Net Sales

For the Twelve Months Ended December 31, 2012 and 2011

(UNAUDITED)

(in millions)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
For the Twelve Months Ended December 31, 2012
U.S. Print and Related Services	$7,511.1	$239.2	$7,750.3
International	2,710.8	—	2,710.8

Consolidated	$10,221.9	$239.2	$10,461.1

For the Twelve Months Ended December 31, 2011
U.S. Print and Related Services	$7,846.5	$226.1	$8,072.6
International	2,764.5	—	2,764.5

Consolidated	$10,611.0	$226.1	$10,837.1

Net sales change
U.S. Print and Related Services	(4.3%)		(4.0%)
International	(1.9%)		(1.9%)
Consolidated	(3.7%)		(3.5%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates
U.S. Print and Related Services	—%		—%
International	(3.4%)		(3.4%)
Consolidated	(0.9%)		(0.9%)

Approximate year-over-year impact of changes in pass-through paper sales
U.S. Print and Related Services	(1.1%)		(1.0%)
International	1.2%		1.2%
Consolidated	(0.5%)		(0.4%)

Net sales change, excluding impact of changes in FX rates and pass-through paper sales
U.S. Print and Related Services	(3.2%)		(3.0%)
International	0.3%		0.3%
Consolidated	(2.3%)		(2.2%)

The reported results of the Company include the results of acquired businesses from the acquisition date forward. The Company has provided this schedule to reconcile reported net sales for the twelve months ended December 31, 2012 and 2011 to pro forma net sales as if the acquisitions took place as of January 1 of the year prior to acquisition.

For the twelve months ended December 31, 2012, the adjustment for net sales of acquired businesses reflects the net sales of EDGAR Online (acquired August 14, 2012), Express Postal Options International (acquired September 6, 2012), Meisel Photographic Corporation (acquired December 17, 2012) and Presort Solutions (acquired December 28, 2012).

For the twelve months ended December 31, 2011, the adjustment for net sales of acquired businesses reflects the net sales of Journalism Online (acquired March 24, 2011), Helium, Inc. (acquired June 21, 2011), Sequence Personal LLC (acquired August 15, 2011), LibreDigital, Inc. (acquired August 16, 2011), Genesis Packaging & Design Inc. (acquired September 6, 2011), StratusGroup, Inc. (acquired November 21, 2011), EDGAR Online (acquired August 14, 2012), Express Postal Options International (acquired September 6, 2012), Meisel Photographic Corporation (acquired December 17, 2012) and Presort Solutions (acquired December 28, 2012).

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2012 RESULTS

R.R. Donnelley & Sons Company

Reconciliation of GAAP Net Earnings (Loss) to Non-GAAP Adjusted EBITDA

For the Three Months and Twelve Months Ended December 31, 2012 and 2011

(UNAUDITED)

(in millions)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
GAAP net loss	$(851.7)	$(326.6)	$(653.6)	$(121.1)

Adjustments
Income tax expense (benefit)	(57.0)	(52.2)	13.6	(116.3)
Interest expense - net	63.8	61.2	251.8	243.3
Investment and other expense (income) - net	(0.9)	0.5	2.3	(10.6)
Loss on debt extinguishment	4.0	—	16.1	69.9
Depreciation and amortization	116.7	129.9	481.6	549.9
Restructuring and impairment charges - net	1,020.6	507.1	1,118.5	667.8
Acquisition-related expenses	0.4	0.2	2.5	2.2
Gain on pension curtailment	(3.7)	(38.7)	(3.7)	(38.7)
Acquisition contingent compensation	—	15.3	—	15.3

Total Non-GAAP adjustments	1,143.9	623.3	1,882.7	1,382.8

Non-GAAP adjusted EBITDA	$292.2	$296.7	$1,229.1	$1,261.7

Non-GAAP adjusted EBITDA margin %	11.0%	10.9%	12.0%	11.9%

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2012 RESULTS

R.R. Donnelley & Sons Company

Debt and Liquidity Summary

As of December 31, 2012 and December 31, 2011

(UNAUDITED)

(in millions)

	December 31, 2012	December 31, 2011
	Credit Agreement	Previous Credit Agreement
Total Liquidity (1)
Cash (2)	$430.7	$449.7
Committed credit agreement (3)	1,150.0	1,417.7

	1,580.7	1,867.4
Usage
Borrowings under credit agreement (3)	—	65.0
Letters of credit outstanding	38.9	—

Net Available Liquidity	$1,541.8	$1,802.4

Short-term and current portion of long-term debt	$18.4	$243.7
Long-term debt	3,420.2	3,416.8

Total debt	$3,438.6	$3,660.5

Non-GAAP adjusted EBITDA for the twelve months ended December 31, 2012	$1,229.1	$1,261.7

Gross Leverage (defined as total debt divided by non-GAAP adjusted EBITDA)	2.8x	2.9x

(1)	Liquidity does not include credit facilities of non-U.S. subsidiaries, which are uncommitted facilities.
(2)	Approximately 85% of cash as of December 31, 2012 and 89% of cash as of December 31, 2011 was located outside the U.S. In 2013, the Company’s foreign subsidiaries are expected to make payments to the U.S. of approximately $80 million from foreign cash balances as of December 31, 2012. These payments will be made in satisfaction of intercompany obligations, and additional payments are expected to be made in future years. The Company expects to use the cash received in the U.S. to reduce debt, either through repayment of short-term borrowings or repurchase of senior notes or debentures. Cash held by foreign subsidiaries may be subject to U.S. or local income or withholding taxes if repatriated to the U.S. In addition, repatriation of some foreign cash is further restricted by local laws.
(3)	On October 15, 2012, the Company entered into a $1.15 billion senior secured revolving credit agreement (the “Credit Agreement”) which expires October 15, 2017. The Credit Agreement replaced the Company’s previous $1.75 billion unsecured and committed revolving credit agreement (the “Previous Credit Agreement”) which was due to expire on December 17, 2013. The Credit Agreement is subject to a number of covenants, including a minimum Interest Coverage Ratio and a maximum Leverage Ratio, both as defined and calculated in the Credit Agreement. As of December 31, 2012, the Company had $71.1 million in outstanding letters of credit, of which $38.9 million reduced the availability under the Company’s Credit Agreement. There were no borrowings under the Credit Agreement as of December 31, 2012, leaving approximately $1.1 billion of availability under the Credit Agreement. Based on the Company’s results of operations for the year ended December 31, 2012 and existing debt, the Company had the ability to utilize $1.1 billion of availability under the Credit Agreement and not be in violation of the terms of the agreement.